EXHIBIT 1



                             JOINT FILING AGREEMENT
                           (Pursuant to Rule 13d-1(f))

         The undersigned hereby agree that the statement on Schedule 13D to which this agreement is attached is, and any amendment thereto will be, filed with the U.S. Securities and Exchange Commission on behalf of each of the undersigned. This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all together shall constitute one and the same agreement.

Dated:  January 30, 1998                     /S/ ROBERT L. KOEPPEL
                                             --------------------------------
                                             Robert L. Koeppel



                                             XR CO.

Dated:  January 30, 1998                     By:/S/ ROBERT L. KOEPPEL
                                                -----------------------------
                                                 Robert L. Koeppel, President

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